SECURITIES AND EXCHANGE COMMISSION


                          Washington, D.C. 20549


                                 FORM 8-K

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported):  May 20, 1994



                  INTERNATIONAL LEASE FINANCE CORPORATION
          (Exact name of registrant as specified in its charter)



   California                     0-11350                     22-3059110
(State or other                 (Commission                 (IRS Employer
jurisdiction of                 File Number)            Identification No.)
incorporation)


   1999 Avenue of the Stars, 39th Floor, Los Angeles, California  90067
(Address of principal executive offices)                         (Zip Code)



    Registrant's telephone number including area code:  (310) 788-1999


      (Former name or former address, if changed since last report.) Not applicable.

Item 5.   Other Events


          On May 20, 1994, International Lease Finance Corporation ("ILFC") announced that it had reached an agreement with VARIG, S.A. of Brazil to restructure its lease agreements concerning eight aircraft. Under the restructuring package, ILFC will accept the return from VARIG of three new technology Boeing 747-400 aircraft, convert three Boeing 747-300 aircraft from finance to operating leases and extend the lease terms on two Boeing 737-300 aircraft, with corresponding adjustments to lease rentals and other payments. The restructuring package offers advantages to each party. ILFC is currently attempting to lease the three returned Boeing 747-400 aircraft to other international air carriers. Assuming
ILFC is able to lease the three Boeing 747-400 aircraft promptly, the restructing is not expected to have a material adverse effect on ILFC.

     Pursuant to the requirements of the Securities Exchange
Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                    INTERNATIONAL LEASE FINANCE CORPORATION



                      /s/ ALAN H. LUND
                    By:   ALAN H. LUND
                          Senior Vice President,
                          Chief Financial Officer and
                          Treasurer


Dated:   May 23, 1994